Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of ViewRay, Inc., a Delaware corporation (the “Company”), hereby does certify that:

(i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certification (i) is given to such officer’s knowledge, based upon such officer’s investigation as such officer reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

VIEWRAY, INC.

Dated: March 12, 2018	By:	/s/ Chris A. Raanes
	Name:	Chris A. Raanes
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: March 12, 2018	By:	/s/ Ajay Bansal
	Name:	Ajay Bansal
	Title:	Chief Financial Officer (Principal Financial Officer)